EXHIBIT 10.3

AREVA Inc., Areva NP and Lightbridge – IP Annex

BINDING IP ANNEX

November 14, 2017

1. Intro/Parties

This binding IP Annex (“IP Annex”), while a standalone document, is also intended to be an attachment to and made part of the future Joint Venture Agreement Between Areva Inc. and Lightbridge Corporation (the “JV Agreement”), the high-level terms of which are documented in the binding Heads of Terms Agreement (the “HOTA”).

The parties to this IP Annex are AREVA NP, S.A.S, a simplified stock company, organized and existing under the laws of France, registered at the French Trade registry of Nanterre under the N°428 764 500 having its registered office at 1 place Jean Millier, 92400 Courbevoie, France (“AREVA NP” or “AREVA”), and Lightbridge Corporation, 11710 Plaza America Dr., Suite 2000, Reston, Virginia 20190, USA, a Nevada corporation (“Lightbridge”).

As stated in the HOTA and reflected in the JV Operating Agreement (“JV Agreement”), AREVA Inc., 7207 IBM Drive, Charlotte, North Carolina, a Delaware corporation, and Lightbridge will form a U.S.-based joint venture (“JV” or “Company”) to be the parties’ exclusive vehicle through which to research, develop, obtain regulatory approvals, manufacture, use, market, and sell (the “JV Activities”) nuclear fuel assemblies or fuel components specifically designed for and exclusively applicable to Lightbridge-designed U-Zr fuel rod (multi-lobe, helically twisted rods enriched up to 19.75%) based on Background Information (as defined in the Co-ownership Agreement) contributed by both Lightbridge and AREVA NP (the “Innovative Fuel Product”) within the Domain.

Although Areva Inc. is a member of the JV, Areva NP is also a party to this IP Annex because the relevant Background Information provided by the AREVA group of companies is owned by AREVA NP rather than Areva Inc.

The IP Annex Parties intend that AREVA NP should be the co-owner of Foreground Information, as described in greater detail below.

AREVA NP and Lightbridge hereinafter are referred to individually as a “Joint Owner” and collectively as the “Joint Owners.” Each Joint Owner agrees to this IP Annex on behalf of itself and LTBR also agrees to this IP annex on behalf of its Affiliates. The Joint Owners have entered into a Co-ownership Agreement, dated ____ (the “Co-ownership Agreement”) and an R&D Services Agreement, dated ____ (the “R&D Services Agreement for Project 1”).

AREVA NP, Lightbridge, and Areva Inc. hereinafter are referred to individually as an “IP Annex Party” and collectively as the “IP Annex Parties.”

The Project(s) will include several definitive agreements (including R&D Services Agreements, the Co-ownership Agreement, and licenses to use Intellectual Property Rights).

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2. Definitions	All capitalized words not defined in the IP Annex have the meaning provided in the Definition sections of the HOTA, the R&D Services Agreement for Project 1 and the Co-Ownership Agreement.
3. Purpose

The purpose of this IP Annex is to present the IP Annex Parties understanding as to how IPR matters will be treated, including the ownership, licensing, use, and protection of Background and Foreground Information related to the Projects, in the Domain (within a Project or a Non-Joint Project) or outside the Domain, before the creation of the JV, during and after the term of such JV, based on detailed terms and conditions contained in the IPR-related agreements including the R&D Services Agreement for Project 1 and Co-Ownership Agreement.

The IP Annex shall incorporate by reference all such IPR-related agreements that constitute the overall IPR framework applicable to the JV, and shall govern the treatment of all Background and Foreground Information.

4. IP terms and conditions applicable

The Parties have agreed to work exclusively with each other until the term of the JV within the Domain of the JV for Innovative Fuel Product through Projects.

The Parties have agreed on the principles applicable to the Project 1, that are reflected in the Co-ownership Agreement and the R&D Services Agreement for Project 1:

(i) the Co-ownership Agreement’s purpose is to define terms and conditions for treatment of Background and Foreground Information between AREVA NP and Lightbridge initially within the Domain (within a Project or a Non-Joint Project) and outside the Domain, before the JV creation, during and beyond the life of the JV, including without limitation

- the Background Information’s ownership, right of use, and licenses,

- the Foreground Information joint-ownership (on a 50-50 basis), administration and costs, rights of use, license, and assignment

- IP Committee (composition, tasks, budget, …)

- Open source software provisions

- Specific provisions applicable to software

- Non-Joint Projects terms and conditions

- IPR indemnification

- Confidentiality

- Civil end use and export control obligations…

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Such Co-ownership agreement terms and conditions shall apply to all the Projects within the Domain of the JV and survive to the JV’s term and termination.

- (ii) the R&D Services Agreement for Project 1, purpose is to define the terms and conditions for joint R&D Activities between AREVA NP and Lightbridge initially (and the JV once it is formed) and joint generation of Foreground Information based on a combination of Foreground Information and/or Background Information contributed by AREVA NP and/or Lightbridge, including without limitation: the license granted by each party under its Background and the Foreground Information’s Needed for the performance Project 1 R&D Activities

- Subcontracting of Project 1 R&D Activities

- project governance and project management structure

- Confidentiality

For any further Projects involving at least the IP Annex Parties (or their Affiliates), the Parties shall apply key terms and conditions of the R&D Services Agreement for Project 1, and in any case, the terms and conditions of the Co-Ownership Agreement shall remain applicable and shall not be impaired by such new Project.

For any further Projects, with Third Parties, in any case, the terms and conditions of the Co-Ownership Agreement shall remain applicable and shall not be impaired by such new Project.

5. Confidentiality

The IP Annex Parties shall follow principles for the protection of confidential Information of the Joint Owners, and the definitive agreements shall include confidentiality obligations that reflect those principles. The confidentiality obligations shall remain effective until the date the confidential Information falls in the public domain without any fault or negligence of the non-disclosing IP Annex Party.

The IP Annex Parties shall take active steps to protect confidential Information and shall notify their employees and other representatives (including Subcontractors) of their confidentiality obligations.

No IP Annex Party shall publicly disclose or publish any other IP Annex Party’s confidential Background Information except upon prior, express, and written approval of the other IP Annex Party.

6. Transfers, Change of Control of The JV, and Other Events that May Impact the IPR and Obligations

The Parties rights in the event of a change in control or transfer will be governed by the terms of the JV Agreement, subject to the following principles:

In the event that the JV is terminated (due to bankruptcy, dissolution, or any other cause), the following principles shall apply:

• The licenses under Background Information and Foreground Information to the JV shall cease.

• Each Joint Owner remains the exclusive owner of its Background Information and a Joint Owner of the Foreground Information. The joint ownership principles are described in the Co-Ownership Agreement.

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In the event of a change of control of the JV (for cause or convenience as permitted under the JV Agreement), the following principles shall apply:

• Each Joint Owner remains the exclusive owner of its Background Information and a Joint Owner of the Foreground Information. The joint ownership principles are described in the Co-Ownership Agreement.

• The licenses under Background Information and Foreground Information to the JV shall continue, subject to the terms of the JV Agreement.

• The JV shall remain the exclusive vehicle through which the Background Information and Foreground Information is used to conduct JV Activities within the Domain.

7. Warranties; Indemnification.

Each of Lightbridge, AREVA, and the JV will represent and warrant that it has no agreements with any Third Party or commitments or obligations that conflict in any way with the principles outlined in this IP Annex.

8. Term	This term of this IP Annex will commence on the date first written above and will expire upon dissolution of the JV.
9. Choice of Law; Dispute Resolution.

This IP Annex will be governed by the laws of Switzerland without regard to any conflicts of law provisions.

Each definitive agreement will contain a provision waiving any right to sovereign immunity AREVA may have now or in the future.

Section 16 (Dispute Resolution) of the Co-Ownership Agreement shall apply to this IP Annex.

10. Assignment	Section 17.3 (Assignment) of the Co-Ownership Agreement shall apply to this IP Annex.

[SIGNATURE PAGE FOLLOWS]

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AREVA INC.		LIGHTBRIDGE CORPORATION

By:	/s/ Ala Alzaben	By:	/s/ Seth Grae
	[signature]		[signature]
Name:	Ala Alzaben	Name:	Seth Grae
Title:	Senior Vice President	Title:	Chief Executive Officer, President and Director

AREVA NP

By:	/s/ Bernard Fontana
[signature]
Name:	Bernard Fontana
Title:	Chief Executive Officer

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